Exhibit 10.4

     AGREEMENT AND RELEASE (this "Agreement") made and entered into by and between Telebyte Technology, Inc., a Nevada corporation (the "Company"), and Joel A. Kramer ("Employee").

IT IS HEREBY AGREED THAT:

         1. In consideration of the Company executing and delivering to the Employee that certain Stock Purchase Agreement contemplated to be executed and delivered by the Company and Employee and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Employee, Employee hereby releases and forever discharges the Company, its parent, subsidiaries, affiliates, related companies, controlling shareholders, directors, officers, employees, agents, attorneys, successors, and assigns (collectively, the "Releasees") from all liabilities, causes of action, suits, claims, damages and demands whatsoever, whether known or unknown, at law or in equity, whether statutory or common law, whether federal, state, local, or otherwise, related to, or arising out of, any aspect of his employment with the Company, or the termination of such employment, including, but not limited to, any claims of employment discrimination on any basis which he (including his heirs, executors, administrators, successors, and assigns) has asserted or could have asserted to the date of his execution of this Agreement. Notwithstanding the forgoing, the Company is not in any respect released by the Employee for any liability or obligation to the Employee arising out of (i) any right of the Employee pursuant to the Company's By-Laws, Certificate of Incorporation or law to be indemnified for his conduct as an officer, director or employee of the Company, or (ii) any claim of the Employee arising out of the Employee's enforcement of his rights under the Stock Purchase Agreement or the Consulting Agreement or Termination Agreement contemplated to be entered into pursuant to the Stock Purchase Agreement, or (iii) any benefit plan maintained by the Company for its employees generally pursuant to which Employee accrued benefits prior to the date of the Consulting Agreement.

         2. Employee understands that once this Agreement becomes effective, he waives and releases, to the extent consistent with applicable law, any rights or claims he may have under the numerous laws and regulations regulating employment, whether federal, state, local or otherwise, including, but not limited to, the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, Section 1981 (42 U.S.C. ss. 1981) of the Civil Rights Act of 1966, the Fair Labor Standards Act, the Equal Pay Act, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Family and Medical Leave Act, and the New York State Human Rights Law.

         3. This Agreement shall not in any way be construed as an admission by the Releasees of any liability, or of any wrongful, discriminatory, or unlawful acts whatsoever against Employee or any other person, and the Releasees specifically disclaims any liability to or wrongful, discriminatory, or unlawful acts against Employee or any other person, on the part of the Releasees.

     4. Except for the purpose of seeking enforcement of the terms of this Agreement,

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Employee  agrees that to the extent  consistent with applicable law, he will not file or cause to have filed or instituted any civil action, complaint, charge or other proceeding of any nature or description against the Releasees before any judicial, administrative, arbitral or other forum based upon or arising out of any claims, whether asserted or unasserted, that he may have as of the date of this Agreement and which are the subject of this release. In addition, in the event that such an action is brought, Employee expressly waives, to the extent consistent with applicable law, any claim to any form of monetary or other damages, or other form of recovery or relief, in connection with such action or in connection with any action brought by a third party on his behalf.

         5. Employee acknowledges that he has received a copy of this Agreement, that the Company advised the Employee to consult an attorney regarding this Agreement, and that he has done so, or declined to do so. Employee further acknowledges that he has had no less than twenty-one (21) days in which to consider, execute, and return this Agreement.

         6. This Agreement will not become effective until seven (7) days after the date Employee signs this Agreement below, and Employee may revoke this Agreement within seven (7) days after the date this Agreement is signed by the Employee, provided that such revocation is in writing signed and delivered to the Company.

         7. Employee further acknowledges, represents, and warrants that he has carefully read this Agreement; that he fully understands the terms, conditions, significance and consequences of this Agreement; and that the Employee has executed this Agreement knowingly and voluntarily, and of his own free will.

TELEBYTE TECHNOLOGY, INC.


By: /s/ Kenneth S. Schneider                            Dated: January 20, 1999
    -------------------------------------
       Kenneth S. Schneider

/s/ Joel A. Kramer                                      Dated: January 20, 1999
-----------------------------------------
Joel A. Kramer, Individually


(Acknowledgment continued on following page)

STATE OF                            )
                                    )       ss.:
COUNTY OF                           )

                  On ______________, 1999, before me, personally came, _________________ to me known, and known to me to be the individual described in, and who executed the foregoing Agreement and General Release, and duly acknowledged to me that he executed same.

                                                        ------------------------
                                                               Notary Public


STATE OF                            )
                                    )       ss:
COUNTY OF                           )

                  On_______________, 1999, before me personally came _____________________ to me known, who, by me duly sworn, did depose and say that deponent is the __________________ of Telebyte Technology, Inc. the corporation described in, and which executed the forgoing Agreement and General Release, and that deponent signed deponent's name by order of the Board of Directors of such corporation.





                                                      --------------------------
                                                                Notary Public




                                        3

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